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                                                                 EXHIBIT 8.1

                       Wilson Sonsini Goodrick & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

                              September 22, 1997



GenPharm International, Inc.
855 California Avenue, Suite 3
Palo Alto, CA 94304



Ladies and Gentlemen:

     We have acted as counsel for GenPharm International, Inc., a California corporation ("GenPharm") in connection with the preparation and execution of the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of May 5, 1997, among Medarex, Inc., a New Jersey corporation ("Medarex"), Medarex Acquisition Corp., a California corporation and a direct wholly-owned subsidiary of Medarex ("Merger Sub"), and GenPharm. This opinion is being delivered to you in connection with the filing of a Form S-4 Registration Statement with the Securities and Exchange Commission (the "Registration Statement") and pursuant to Section 5.3(d) of the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into GenPharm (the "Merger"), and GenPharm will become a wholly-owned subsidiary of Medarex. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").


     You have requested our opinion regarding certain United States federal income tax consequences of the Merger. In delivering this opinion, we have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement, and the Prospectus/Consent Solicitation Statement included therewith, the Merger Agreement (including Exhibits), and such other documents pertaining to the Merger as we have deemed necessary or appropriate. We have also relied upon certificates of officers of GenPharm and Medarex respectively (the "Officers' Certificates") as well as continuity of interest certificates executed and delivered by certain shareholders of GenPharm (the "Continuity of Interest Certificates").

     In connection with rendering this opinion, we have assumed that Medarex will not exercise its option to pay cash for any or all of the GenPharm stock under Section 2.1(d). In the event Medarex pays cash for any or all of the GenPharm stock, except in lieu of the issuance of fractional shares, this opinion shall be deemed withdrawn.

     In connection with rendering this opinion, we have also assumed (without any independent investigation) that:

     1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due
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GenPharm International, Inc.
September 22, 1997
Page 2


execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

     2. Any statement made in any of the documents referred to herein, "to the best of the knowledge" of any person or party is correct without such qualification;

     3. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations; and

     4. The Merger will be reported by Medarex and GenPharm on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Merger Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Officers' Certificates and the Continuity of Interest Certificates are true and correct as of the date hereof, at the effective date of the Information Statement and at the Effective Time, then, (a) for federal income tax purposes, the Merger will qualify as a "reorganization" as defined in Section 368(a) of the Code and (b) the discussion entitled "Certain Federal Income Tax Considerations" in the Prospectus constituting a part of the Registration Statement, in so far as it relates to statements of law or legal conclusions, is correct in all material respects.

     This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the Federal income tax laws.

     This opinion addresses only the classification of the Merger as a reorganization under Section 368(a) of the Code, and does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). Furthermore, this opinion relates only to the holders of GenPharm stock who hold such stock as a capital asset. No opinion is expressed as to the Federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the Federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax-exempt organizations, non-United States persons, and stockholders who acquired their shares of GenPharm stock pursuant to the exercise of options or otherwise as compensation). Further, no opinion is expressed as to the Federal income tax treatment with respect to holders of warrants for GenPharm Series C Preferred Stock, or with respect to the treatment of a portion of the Additional Shares under the imputed interest rules of
Section 483 and the original issue discount rules under Sections 1271 to 1275 of the Code. Furthermore, no opinion is expressed as to the Federal income tax treatment to GenPharm or any GenPharm shareholder in the event that Medarex exercises its option to pay cash for any or all of GenPharm stock under Section 2.1(d) of the Merger Agreement.
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GenPharm International, Inc.

September 22, 1997
Page 3


     No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.


     This opinion is solely for the benefit of GenPharm and its shareholders and may not be relied upon or provided to any other party, including, but not limited to Medarex and the Medarex shareholders without our express written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to the opinion in the Prospectus under the caption "The Merger -- Certain Federal Income Tax Considerations," and to the use of our name in the Prospectus included therein under the caption "Legal Matters."
                                          Very truly yours,



                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation